Exhibit 10.2

Confidential

MEDEQUITIES REALTY TRUST, INC.

3100 West End Avenue, Suite 1000

Nashville, TN 37203

January 2, 2019

To: William C. Harlan

Subject: Retention Incentive Award

MedEquities Realty Trust, Inc. (the “Company”) is pleased to offer you the opportunity to earn a cash retention incentive award (the “Award”) on the terms and conditions set forth in this letter agreement (the “Agreement”). The Company is offering you the opportunity to earn the Award because it recognizes your importance to the continued success of the Company and to the successful consummation of the proposed merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Limited Partnership, the Company, MedEquities OP GP, LLC, and MedEquities Realty Operating Partnership, LP (the “Operating Partnership”) (the “Merger Agreement”).

The terms of this Agreement are confidential and should not be discussed with anyone (including co-workers) other than your immediate family, and any tax, legal or other counsel, absent advance approval by the Company.

1.

The Award. If the Merger is consummated and all of the terms and conditions in this Agreement are satisfied, you will be paid a cash award in an amount equal to $186,000.00, less applicable tax withholdings.

2.	Conditions; Payment.

(a)

To be eligible to receive payment of the Award, you must have remained employed and in good standing with the Company or an affiliate of the Company until the Merger “Closing Date” (as that term is defined in the Merger Agreement, the “Closing Date”) or your employment must have terminated due to your death or due to a termination by the Company due to your Disability (as defined below). If, at any time before the Closing Date, your employment terminates for any reason, other than due to death or your Disability, you will not be eligible for the Award. Your right to receive payment of the Award is subject to the additional conditions that (i) you must have executed this Agreement, (ii) you (or, in the case of a termination due to your death or Disability, your estate, personal representative or guardian, as the case may be) must have executed the general release of claims attached hereto as Exhibit A (the “Release”) on or within five (5) days after the Closing Date and not revoked it; and (iii) you must have complied in all material respects with the terms of your Amended and Restated Employment

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Agreement with the Company and the Operating Partnership, dated as of September 15, 2016 (the “Employment Agreement”), including the restrictive covenants in Section 10 thereof, through the Closing Date or the date of your termination due to death or Disability. For purposes of this Agreement, the term “Disability” means you are unable to perform your material duties hereunder due to a physical or mental injury, infirmity or incapacity which is determined to be permanent by a physician selected by the Company or its insurers and reasonably acceptable to you, for one hundred eighty (180) days (including weekends and holidays) in any 365-day period. If you are employed by the Company until the Closing Date, you will be deemed to have remained an employee in good standing unless expressly determined otherwise before the Closing Date by the Board of Directors of MedEquities Realty Trust, Inc.

(b)	If earned, the Award will be paid on the eighth day following the date you execute the Release.

3.

Exclusive Rights; Prior Agreements; Nature of Obligation. You hereby acknowledge and agree that (a) neither this Agreement nor the Award creates or conveys any actual equity or other ownership interest in the Company nor any rights commonly associated with any such interest, (b) this Agreement supersedes all prior oral or written discussions, agreements and understandings of, and constitutes the entire agreement relating to, the subject matter hereof, and (c) the Company’s obligation under this Agreement (and the rights conveyed by this Agreement) are unfunded and unsecured. For avoidance of doubt, neither this Agreement nor the Award supersedes or otherwise affects any of your rights or obligations under the Employment Agreement, and any payment hereunder will not be considered compensation for purposes of the Employment Agreement or any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates, unless otherwise specifically required by such plan, program, policy or arrangement.

4.

At Will Employment; No Restraint on Company. Notwithstanding any provision hereof, your employment by the Company is employment “at will” for an indefinite term, and may be terminated at the option of you or the Company at any time. The decision to pursue, accept or reject any potential transaction, including the Merger, is in the sole discretion of the Company, and nothing herein alters the Company’s discretion with respect to any potential transaction, including the Merger.

5.

Successors. This Agreement will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. The Company shall require any such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. References in this Agreement to the Company shall be deemed to be references to any such successors or assigns. Your rights and obligations under this Agreement are personal and will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or charge the same will be void.

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6.

Notices. Notices hereunder will be mailed or delivered to the Company at its principal place of business and will be mailed or delivered to you at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

7.

Tax Withholding. The Company may deduct from all payments hereunder, or to require you to remit to the Company promptly upon notification of the amount due, any amount required to satisfy any federal, state, local or other taxes required by law to be withheld with respect to the Award.

8.

Section 409A. It is intended that any amounts payable under this Agreement will either be exempt from or will comply with Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations, guidance and other interpretive authority issued thereunder (“Section 409A”), so as not to subject you to payment of any additional tax penalty or interest imposed under Section 409A, and this Agreement will be interpreted on a basis consistent with such intent.

9.

Miscellaneous. Except as otherwise provided in Section 12, this Agreement may not be modified, amended or terminated unless such modification, amendment or termination is agreed to in writing and signed by you and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Tennessee (without regard to its choice of law provisions). The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

10.

Arbitration. Any controversy, claim or dispute between the parties relating to this Agreement or the Award will be resolved by binding arbitration in accordance with the Employment Arbitration Rules and Mediation Procedures (“Rules”) of the American Arbitration Association through a panel of three (3) neutral arbitrators, selected in accordance with the Rules. The arbitration award will be written and judgment thereon may be entered in any court having jurisdiction thereof. Each party shall bear all of his or its own legal fees, and all administrative costs of the arbitration itself (including the arbitrators’ fees) will be split evenly between the Company and you. Any arbitration shall occur only in the State of Maryland. You hereby acknowledge and agree that you are waiving your rights to a jury trial to determine any such controversy, claim or dispute.

11.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

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12.

Termination of Agreement. If the transactions contemplated by the Merger Agreement are not consummated, this Agreement, and all of your rights and obligations hereunder, shall immediately and automatically terminate and be of no further force or effect.

(remainder of page intentionally left blank)

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To indicate your acceptance of the terms of this Agreement, please sign and date both copies of the Agreement and return one signed copy to me. The duplicate has been provided for your records.

Sincerely,

MEDEQUITIES REALTY TRUST, INC.

/s/ John W. McRoberts
John W. McRoberts
Chief Executive Officer

AGREED AND ACCEPTED:
Signature: /s/ William C. Harlan

Printed Name: William C. Harlan

Date: January 2, 2019

Enclosures

Duplicate Original Agreement

Signature Page to Retention Agreement

Exhibit A

GENERAL RELEASE1

I, William C. Harlan, in consideration of and subject to the performance by MedEquities Realty Trust, Inc., a Maryland corporation (the “Company”), of its obligations under the Retention Incentive Award letter agreement dated January 2, 2019 (the “Agreement”), including, without limitation, all payment obligations required thereunder, do hereby release and forever discharge the Company and Omega Healthcare Investors, Inc., as well as, each of their respective parent, subsidiary, and affiliated entities and the present, former and future managers, directors, partners, members, officers, employees, attorneys, advisors, successors and assigns of each of the aforementioned entities (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.     I understand that any amounts paid to me under the Agreement represent consideration for signing this General Release and not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive any payments under the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payment will not be considered compensation for purposes of any employment agreement, employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates, unless otherwise specifically required by such plan, program, policy or arrangement.

2.     Except as provided in paragraphs 4 and 5 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with the Company and any Released Parties (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under

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In the event of a termination due to death or Disability before the Closing Date, this release agreement will be revised to provide for execution by the employee’s estate, personal representative or guardian, as applicable.

any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.    I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matters covered by paragraph 2 above.

4.    I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.

5.    I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claims, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not (a) waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding, or (b) prevented from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation. Additionally, I am not waiving (i) any rights under the Agreement or under any employment, incentive, equity or other agreement with the Company or an affiliate, (ii) any right to accrued but unpaid or vested compensation or benefits under any employee benefit plan, policy or program, including without limitation, eligibility to receive an annual cash bonus in respect of calendar year 2018 if a bonus is earned and payable, (iii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under any employment or other agreement with the Company or the Company’s organizational documents or otherwise, (iv) any rights as an equity or security holder in the Company or its affiliates, or (v) any rights under applicable law to continued medical and dental coverage.

6.    In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove waived or released. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

7.     I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.     I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

9.     I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.     Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.

11.     I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

12.     Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

13.     Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.     To the fullest extent permitted by law, any dispute regarding the scope of this General Release shall be determined by an arbitrator under the procedures set forth in the Agreement.

15.     This General Release, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Tennessee (without regard to its choice of law provisions).

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.

I HAVE HAD AT LEAST 45 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE 45 DAY PERIOD;

6.	I UNDERSTAND THAT THIS GENERAL RELEASE CANNOT BE SIGNED AND ACCEPTED PRIOR TO THE CLOSING DATE OR MORE THAN FIVE (5) DAYS AFTER THE CLOSING DATE;

7.

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

8.

PURSUANT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT, ADDITIONAL INFORMATION REGARDING THE PROGRAM THAT RESULTED IN THE OFFER OF CONSIDERATION IN EXCHANGE FOR MY WAIVER OF CLAIMS IS CONTAINED IN EXHIBIT 1 HERETO;

9.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

10.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

As set forth above, I understand that this General Release cannot be signed and accepted prior to the Closing Date.

SIGNED:	DATED:

EXHIBIT 1

The following information is provided pursuant to the Age Discrimination in Employment Act because the consideration offered to you has been established in connection with a program applicable to a group or class of employees of the Company.

The class, unit, or group of individuals considered for the program is comprised of [all employees of the Company] (the “Considered Group”).

You have been selected for the program and the offer of consideration for signing a waiver. The following is a listing of job titles and ages of employees in the Considered Group that were and were not selected for the program and the offer of consideration for signing a waiver:

Job Title	Age[2]	Number Selected	Number Not Selected

[2]	All ages referenced in this document were calculated as of [DATE].